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                                EXHIBIT (8)(e)(1)

           FORM OF ADDENDUM TO PARTICIPATION AGREEMENT (TRANSAMERICA)
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                           Addendum to January 1, 2000
       Transamerica Variable Insurance Fund, Inc. Participation Agreement
                      for AUSA Life Insurance Company, Inc.


     WHEREAS there exists a January 1, 2000, Participation Agreement ("Agreement") between Transamerica Variable Insurance Fund, Inc. ("TVIF"), Transamerica Investment Management, LLC ("TIM") and Transamerica Occidental Life Insurance Company ("TOLIC");

     WHEREAS AUSA Life Insurance Company, Inc. ("AUSA Life") would like to contract with TVIF and TIM under the same terms and conditions as that Agreement;

     NOW THEREFORE, effective May 1, 2001, TVIF, TIM and AUSA Life agree as follows:

          1. TVIF, TIM and AUSA Life agree to be bound by the terms and conditions of the Agreement in the roles of Fund, Adviser and Insurance Company, respectively, except as noted below.

          2. The parties agree that this is a separate agreement from that with TOLIC, that its terms shall apply separately, and that AUSA Life shall be liable only for its obligations under this agreement and shall not be liable for the obligations or actions of TOLIC or any other insurance company that may enter a participation agreement with TVIF and TIM.

          3. The following provisions of the TOLIC Agreement are amended as follows:

               a. AUSA Life ("Insurance Company") is a New York Life Insurance Company.

               b.   Notices to Insurance Company shall be to:
                    AUSA Life Insurance Company, Inc.
                    4333 Edgewood Road NE
                    Cedar Rapids, IA  52499-0001
                    Attn: Financial Markets Division, Division General Counsel

               c.   Schedule A shall be as attached.
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Agreed to:

AUSA LIFE INSURANCE COMPANY, INC.:
By its authorized officer

By:
       -------------------------------------
Title:
       -------------------------------------

TRANSAMERICA VARIABLE INSURANCE FUND, INC.:
By its authorized officer,

By:
       -------------------------------------
Title:
       -------------------------------------


TRANSAMERICA INVESTMENT MANAGEMENT, LLC
By its authorized officer,

By:
       -------------------------------------
Title:
       -------------------------------------

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                                                           Effective May 1, 2001


                                   SCHEDULE A
                                   ----------
                   To January 1, 2000 Participation Agreement
               Between Transamerica Variable Insurance Fund, Inc.,
                  Transamerica Investment Management, LLC, and
                        AUSA Life Insurance Company, Inc.

Accounts and Designated Portfolios
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Separate Account VA BNY - Growth Portfolio and Small Company Portfolio

                                      -3-